Exhibit 10.19

2021 Intellectual Property Rights

License Agreement

(2021)

September 2021

This 2021 Intellectual Property Rights License Agreement (the “Agreement”) is made and entered into as of September 6, 2021 (“Effective Date”) between Beijing Shougang LanzaTech New Energy Technology Company, Ltd. (“JV-Company”) and LanzaTech Hong Kong Limited, a Hong Kong Limited Liability Company (“LanzaTech HK”) hereinafter referred to individually as a “Party” and collectively as the “Parties.”

Recitals

A.

JV-Company is a joint venture company in which LanzaTech HK is a shareholder, that currently uses gas fermentation technology licensed from LanzaTech HK to produce ethanol (including fuel ethanol) and 2,3-Butanediol produced as a by-product from steel mill wastegas.

B.

In connection with the expansion of the business of JV-Company, JV-Company and LanzaTech HK desire to consolidate and clarify all existing licensing provisions previously provided by LanzaTech HK to JV-Company, upon the terms and conditions set out in this Agreement.

C.

The Parties are parties to the Intellectual Property Rights License Agreement between JV-Company, LanzaTech HK, Shougang Corporation, Tangming Group (Wellington) Investment Limited, and LanzaTech New Zealand Limited, dated October 2011 (“2011 License Agreement”), that the Parties wish to affirm and amend upon the terms and condition set out in this Agreement.

D.

The Parties are parties to several other license agreements and agreements governing licensing, each dated after the 2011 License Agreement that the Parties wish to consolidate, clarify and replace upon the terms and conditions set out in this Agreement.

The Parties agree as follows:

Agreement

1.	Definitions

All capitalized terms in this Agreement shall have the following meanings:

1.1“2011 License Agreement” has the meaning set out in Recital C.

1.2“By-Product” shall mean a by-product produced at the Fermentation Block or directly or indirectly from the Licensed Subject Matter, being any product other than Product, including [***].

1.3“Commercial Facility” shall mean a commercial manufacturing facility located in the Licensed Territory that incorporates, [***], for the production of [***].

1.4“Control” shall mean possession of the right to grant licenses and related rights of the scope to be granted by LanzaTech HK under this Agreement, whether by ownership, license or otherwise without giving rise to (a) a violation of the terms of any written agreement with any third party or (b) payment of any amounts to a third party. Notwithstanding the foregoing, LanzaTech HK or its affiliates shall be deemed not to Control Intellectual Property Rights or Technology of any entity which may acquire or merge with LanzaTech HK or any of its affiliates or acquire assets of LanzaTech HK or any of its affiliates after the Effective Date, except to the extent such Intellectual Property Rights or Technology was licensed to JV-Company hereunder prior to such acquisition or merger.

1.5“Developed Technology” shall have the meaning set out in Section 3.4.

1.6“Exclusive Feedstock” shall mean raw gas that is a direct by-product of:

(a)	the manufacture of [***] from manufacturing facilities; and
(b)	the manufacture of [***] from manufacturing facilities.

1.7“Exclusive Licensed Business” shall mean the use of the Licensed Process to produce Product and By-Products at the Fermentation Block of a Commercial Facility from Exclusive Feedstock.

1.8“Fermentation Block” shall mean a system of a single or multiple [***] and other equipment for the production of Product as a primary product using the Licensed Process, [***].

1.9“Intellectual Property Rights” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all patents and utility models and applications therefor and all reissues, divisionals, substitutions, reexaminations, renewals, extensions, provisionals, supplementary protection certificates, continuations and continuations-in-part thereof, and equivalent or similar registered rights anywhere in the world (“Patent Rights”); (ii) all intellectual property rights in trade secrets and similar subject matter; (iii) all copyrights, works of authorship, copyright registrations and applications therefor and all other rights corresponding thereto anywhere in the world; (iv) all rights in world wide web addresses and domain names and applications and registrations therefor anywhere in the world; (v) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world, including, without limitation, moral rights; and (vi) all goodwill associated with any of the foregoing. For clarity, Intellectual Property Rights shall exclude all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor anywhere in the world.

1.10“IPO” shall mean the transaction of initial public offering of A-shares and listing in a securities exchange in the PRC, as contemplated by the JV-Company.

1.11“Knowledge” shall mean with respect to LanzaTech HK, facts and matters about which LanzaTech HK’s senior management is actually aware at the particular time and includes knowledge derived from standard and customary patent searches conducted by or on behalf of LanzaTech HK or any of its affiliates using commercially available English language and Chinese patent databases.

1.12“Licensed Business” means the Exclusive Licensed Business and/or the Non-Exclusive Business as the context requires.

1.13“Licensed IPR” shall mean all Intellectual Property Rights (i) necessary to perform the Licensed Business as the same exists as of October 2011, or (ii) listed on Exhibit C, or (iii) actually agreed to be included by the Parties on terms agreed by the Parties pursuant to Section 14.12, in either case that are Controlled by LanzaTech HK during the term of this Agreement, including those intellectual property rights listed on Exhibit C, excluding the Developed Technology.

1.14“Licensed Marks” shall mean those trademarks, logos and trade names Controlled by LanzaTech HK and listed on Exhibit B.

1.15“Licensed Process” shall mean a [***] to Product as a primary product and By-Products, and any equipment, apparatus for carrying out such process, using a [***].

1.16“Licensed Subject Matter” shall mean, individually and collectively, the Licensed IPR, the Licensed Technology and Developed Technology.

1.17“Licensed Technology” shall mean all Technology (i) necessary to perform the Licensed Business as the same exists as of October 2011, or (ii) actually agreed to be included by the Parties on terms agreed by the Parties pursuant to Section 14.12, in either case that are Controlled by LanzaTech HK during the term of this Agreement, excluding the Developed Technology.

1.18“Licensed Territory” shall mean the territory of the People’s Republic of China.

1.19“Master Supply Agreement” shall mean the master supply agreement to be entered into pursuant to Section 3.6 that will provide the terms upon which LanzaTech HK or its affiliate will supply to JV-Company services and proprietary supplies in order to support JV-Company in the operation of the Licensed Business pursuant to this Agreement, in a form to be agreed by the Parties.

1.20“Microbes” shall mean any organism(s) used for the Licensed Process at the Fermentation Block as either supplied and licensed by or on behalf of LanzaTech HK or manufactured by JV-Company or on behalf of JV-Company under the license set out in and otherwise in accordance with [***].

1.21“Non-Exclusive Feedstock” shall mean:

(a)	raw gas that is a direct by-product of [***] that generates [***] in significant volumes and significant concentrations, including [***]; and
(b)	gas that is produced from [***] that can produce a large amount of [***], including [***], excluding any Exclusive Feedstock.

1.22“Non-Exclusive Licensed Business” shall mean the use of the Licensed Process to produce Product and By-Products from Non-Exclusive Feedstock.

1.23“Product” shall mean ethanol (including fuel ethanol).

1.24“Prior Agreements” shall mean:

(a)	[***]
(b)	Cooperation Memorandum dated July 27, 2018, between LanzaTech HK and JV-Company; and
(c)	[***].

1.25“Representatives” shall mean any and all employees, managers, officers, directors, consultants, contractors, agents, successors and assigns of the relevant entity.

1.26“Sublicense” shall mean a sublicense between JV-Company and a Sublicensee in accordance with the provisions of this Agreement.

1.27“Sublicense Agreement” has the meaning set out in Section 3.3.

1.28“Sublicensee” shall mean a sublicensee of the Licensed Subject Matter under a Sublicense.

1.29“Sublicensing Revenues” means [***], but does not include [***].

1.30“Technology” shall mean any and all technology, information, materials, products and services, including, without limitation, all trade secrets, know-how, techniques, inventions (whether or not patented or patentable), algorithms, software, formulas, databases, works of authorship, processes, devices, prototypes, schematics, test methodologies, documentation, techniques, data, methods, manufacturing information, and research materials. For clarity, Technology shall exclude Intellectual Property Rights associated with any of the foregoing.

1.31“Trace Media” shall mean the trace media chemicals necessary for the [***] in a Commercial Facility, as supplied and licensed by LanzaTech HK under the Master Supply Agreement.

2.	Commencement

2.1Commencement. Upon the Effective Date, this Section 2 only shall be fully binding on the Parties.

2.22011 License Agreement. From the Effective Date, the 2011 License Agreement is amended on the terms set out in Exhibit A.

2.3Prior Agreements. It is the intention of the Parties that with effect from the Effective Date the Prior Agreements are terminated and entirely replaced by this Agreement.

2.4Confirmation. The Parties acknowledge and agree that:

(a)	The 2011 License Agreement was entered into on [***];

(b)	The licenses granted to JV-Company under the 2011 License Agreement were [***];
(c)	Under the 2011 License Agreement, certain of LanzaTech HK’s intellectual property rights and technology were licensed to JV-Company [***];
(d)

The right to use the Licensed Subject Matter under the 2011 License Agreement between LanzaTech HK and JV-Company has [***], and was agreed by the parties [***]. The Parties confirm that LanzaTech HK has delivered to JV-Company in [***] the necessary materials and documents for conducting the business related to the use right of the Licensed Subject Matter under the 2011 License Agreement, and LanzaTech HK [***]. For the right to use the Licensed Subject Matter under the 2011 License Agreement, JV-Company is not required to pay any additional consideration.

(e)

JV-Company has enjoyed the use of LanzaTech HK’s intellectual property rights and technology since [***] through the design and operation of the demonstration facility located at [***] and the design and operation of the initial approved commercial facility, being the [***] name plate capacity located at [***], in each case [***], in accordance with the terms of the 2011 License Agreement;

(f)	The 2011 License Agreement will continue in force subject only to amendment by the terms set out in Exhibit A. In all other respects the 2011 License Agreement continues in full force and effect.
3.	Licenses / Intellectual Property Matters / Developed Technology

3.1License Grant to JV-Company. Subject to the terms and conditions of this Agreement, LanzaTech HK hereby grants to JV-Company:

(a)

a non-transferable (except with the written consent of LanzaTech HK), exclusive, sublicensable (in accordance with Sections 3.2 and 3.3) commercial license under the Licensed Subject Matter, to conduct the Exclusive Licensed Business at Commercial Facilities in the Licensed Territory; and

(b)

a non-transferable (except with the written consent of LanzaTech HK), non-exclusive, sublicensable (in accordance with Sections 3.2 and 3.3) commercial license under the Licensed Subject Matter, to conduct the Non-Exclusive Licensed Business at Commercial Facilities in the Licensed Territory.

(c)	and has granted a demonstration license pursuant to Section 7.

3.2Contractor Sublicensing. JV-Company may sublicense its rights under Section 3.1 to third party contractors acting on JV-Company’s behalf in connection with JV-Company’s operation of the Exclusive Licensed Business and/or Non-Exclusive Licensed Business and not for any other purpose. JV-Company must ensure that such third party contractors comply with the terms of this Agreement and JV-Company is responsible for any breach of this Agreement by any of its third party contractors.

3.3Commercial Sublicensing. JV-Company shall have the right to sublicense in the Exclusive Licensed Business in the Licensed Territory and/or the Non-Exclusive Licensed Business in the Licensed Territory, together with the right under Section 3.2, on the following terms (for avoidance of doubt, the prior consent of LanzaTech HK is not required for the sublicensing by JV-Company in accordance with this Section 3.3):

(a)	Sublicenses shall be non-exclusive, non-sublicensable sublicenses that are transferable only from JV-Company to LanzaTech HK under certain conditions;
(b)

JV-Company will notify LanzaTech HK prior to entry into negotiations of a potential Sublicense with a potential Sublicensee where at the time of commencement of negotiations there is not a successfully operating existing Commercial Facility for the specific source of the Exclusive Feedstock and/or Non-Exclusive Feedstock; JV-Company is not required to obtain the prior consent of LanzaTech HK when granting a sublicense to a third party, provided that JV-Company fully fulfills its obligation under this Section 3.3;

(c)

JV-Company shall provide LanzaTech HK with a copy of each executed Sublicense agreement (“Sublicense Agreement”) and ensure the terms and conditions of each Sublicense Agreement complies with the principles of sublicensing established this Agreement. The Sublicense Agreements shall include the provisions of the Sections set out in Exhibit D to the largest extent;

(d)	JV Company shall supervise and cause the Sublicensees to comply with the requirements of the applicable Sublicense Agreements (including those provisions set out in Exhibit D);
(e)	JV-Company will collect all payments which are due to LanzaTech HK as a result of JV-Company sublicensing its rights under the provisions of this Agreement.
(f)

JV-Company shall not grant to its Sublicensees any LanzaTech HK rights not conveyed to JV-Company and permitted for Sublicenses by this Agreement. The royalty paid to LanzaTech HK under Sublicenses for all monies or other consideration of whatever kind received by JV-Company shall be as set out in Section 5.

3.4Developed Technology.

(a)

Developed Technology. The Parties acknowledge that the Exclusive Licensed Business and/or Non-Exclusive Licensed Business may result in the creation of Technology and related Intellectual Property Rights that 1) result or arise from the exercise of the licenses granted in Section 3.1; 2) are based upon or incorporate the Licensed Subject Matter or comprise an improvement thereto; or 3) are used in the design, construction, debugging, operation or maintenance of the Fermentation Block, and in each case that are developed by or under the authority of JV-Company, including by a Sublicensee under a Sublicense (collectively, the “Developed Technology”). JV-Company acknowledges that any such Developed Technology will be derived from the Licensed Subject Matter Controlled by LanzaTech HK and licensed to JV-Company pursuant to Section 3.1, and that the Developed Technology could not have been invented without access to and/or use of the Licensed Subject Matter. Accordingly, JV-Company and LanzaTech HK agree that all Developed Technology shall be solely owned by LanzaTech HK (and subject to the license granted to JV-Company under Section 3.1). With respect to the creation of Technology and related Intellectual Property Rights other than Developed Technology, the Parties agree it shall be owned by JV-Company and any party who assists in such creation according to applicable law and/or any relevant agreement.

(b)

Patent Prosecution. JV-Company and LanzaTech HK agree that LanzaTech HK or its affiliates shall have the sole right, at LanzaTech HK’s cost, to control the filing, prosecution, maintenance and enforcement of patents covering any patentable Intellectual Property Rights within the Developed Technology. by_JV-Company.

(c)

Assignment of Developed Technology. Subject to and without limiting the licenses granted to JV-Company under Section 3.1, in particular under the condition that Developed Technology shall be deemed and automatically included within the Licensed Subject Matter, JV-Company will assign, and does hereby assign, to LanzaTech HK all ofJV-Company’s right, title, and interest in and to all, but limited to, the Developed Technology under this Agreement). If, according to applicable laws, any Developed Technology is non-assignable, JV-Company promises and guarantees to make due arrangements on such non-assignable rights, including granting to LanzaTech HK a perpetual, irrevocable, free pay, exclusive license, with the right to sublicense, with respect to such non-assignable rights for all applications and purposes, but subject to and without limiting the licenses granted to JV-Company under Section 3.1.

(d)

Government Approvals. If government approval is required to assign any Developed Technology to LanzaTech HK, JV-Company will promptly cooperate with LanzaTech HK to obtain such government approval as soon as practicable. JV-Company will promptly disclose to LanzaTech HK all Developed Technology. JV-Company will assist LanzaTech HK and its designees in every proper way to secure LanzaTech HK’s rights in the Developed Technology in all countries. Subject to and without prejudicing the interests of JV-Company, JV-Company will exert all [***] to execute all useful or necessary applications, specifications, oaths, declarations, assignments, and other instruments in order to apply for and obtain these rights and in order to assign and convey to LanzaTech HK, its successors, assigns, and nominees the sole and exclusive right, title, and interest in and to the Developed Technology. JV-Company’s obligation to provide assistance will continue after the expiration or termination of this Agreement. If JV-Company is unable to assist LanzaTech HK with registering any Developed Technology, then JV-Company designates and appoints LanzaTech HK as JV-Company’s agent and attorney in fact to execute and file any applications and to do all other lawfully permitted acts to further the registration of the Developed Technology with the same legal force and effect as if executed by JV-Company.

3.5Reservation of Rights. The Licensed Subject Matter is licensed, not sold, by LanzaTech HK to JV-Company, and nothing in this Agreement will be interpreted or construed as a sale or purchase of the Licensed Subject Matter to or by JV-Company. Neither JV-Company nor any of its Sublicensees, if any, will have any rights in or to the Licensed Subject Matter except as expressly granted in this Agreement and in the permitted Sublicenses, and LanzaTech HK reserves to itself all rights not expressly granted to JV-Company in this Agreement. Accordingly, as between the Parties, LanzaTech HK will own all right, title, and interest in and to the Licensed Subject Matter.

3.6Supply of services and proprietary goods. Starting on the Effective Date, the Parties will negotiate and use their reasonable commercial endeavors to agree and enter into the Master Supply Agreement on terms acceptable to both Parties.

3.7Priority right in Non-Exclusive Licensed Business. The Parties agree that the JV-Company has a priority right to cooperate with third party entities regarding any commercial license under the Licensed Subject Matter to conduct the Non-Exclusive Licensed Business at Commercial Facilities in the Licensed Territory, on the following terms:

“Existing Relationship” means [***].

“Potential Project Notice” means a notice served under Section 3.7(a) or Section 3.7(b).

“Project Development Notice” means a notice served under Section 3.7(c).

(a)	If any such third party entity contacts JV-Company or any of its affiliates or any of their Representatives, JV-Company will promptly notify LanzaTech HK.
(b)	If any such third party entity contacts LanzaTech HK or any of its affiliates or any of their Representatives, LanzaTech HK will promptly notify JV-Company.

(c)

Within [***] after LanzaTech HK issues or receives a Potential Project Notice, LanzaTech HK will seek any necessary third-party approval and otherwise discharge its obligations with respect to the entity and Existing Relationships following which LanzaTech HK will notify JV-Company of the result.

(d)

In order to guarantee the realization of the priority rights of JV-Company, LanzaTech HK guarantees that after the Effective Date, it will not enter into any legally binding agreement or legally binding arrangement with any third party preventing JV-Company’s rights on the Licensed Subject Matter granted under this Section 3.7 within the Licensed Territory.

(e)

If JV-Company has not entered into negotiations with the relevant third party entity for the commencement of a project within [***] after the Project Development Notice, or has not entered into any definitive agreement and commenced construction with the relevant entity within [***] after the Project Development Notice, JV-Company shall promptly notify LanzaTech HK and LanzaTech HK shall be free to engage in with such third party entity for the project.

4.	LanzaTech HK Trademarks:

4.1License to LanzaTech HK Trademarks. Subject to the terms and conditions of this Agreement, LanzaTech HK grants to JV-Company a limited, non-exclusive, non-transferable (except with the written consent of LanzaTech HK), non-sublicenseable (including non-sublicensable where JV-Company grants a permitted sublicense under Sections 3.2 and 3.3) license during the term of this Agreement for no additional consideration to use the Licensed Marks solely (a) in connection with the promotion, marketing and other commercialization of the Licensed Business and (b) to indicate that performance of the Licensed Business is licensed under the Licensed Subject Matter. Accordingly, JV-Company agrees to use the Licensed Marks for such purpose consistent with standard and customary industry practices in the Licensed Territory. JV-Company will strictly comply with all reasonable guidelines provided by LanzaTech HK concerning the use of the Licensed Marks. All representations of Licensed Marks must first be submitted to LanzaTech HK for approval (which will not be unreasonably withheld) of design, color, and other details, or will be exact copies of those used by LanzaTech HK. LanzaTech HK may modify the Licensed Marks or substitute an alternative mark for any of LanzaTech HK’s marks upon reasonable prior notice to JV-Company. Unless otherwise agreed between JV-Company and LanzaTech HK in writing, LanzaTech HK shall have the sole right (but not the obligation) to register and enforce the Licensed Marks in the Licensed Territory, at its own expense. Notwithstanding anything herein to the contrary, upon LanzaTech HK’s written request, JV-Company shall cease the use of any Licensed Marks; provided that JV-Company may continue to use materials in existence or on order as of the receipt of such notice for a period not to exceed [***]. If JV-Company uses the Licensed Marks in accordance with the terms and conditions hereunder and thus infringes any legitimate right or interest of another party, LanzaTech HK shall be liable for such an infringement to the extent arising from such use; provided that (i) JV-Company promptly notifies LanzaTech HK in writing of the claim of any such infringement, (ii)

allows LanzaTech HK the sole right to control the defense and/or settlement thereof and (iii) assists LanzaTech HK as requested by LanzaTech HK in connection therewith.

4.2Ownership of LanzaTech HK Trademarks. All uses of the Licensed Marks and related goodwill will inure solely to LanzaTech HK and JV-Company will obtain no rights with respect to any of the Licensed Marks, except for the limited license granted in this Section 4, and JV-Company irrevocably assigns to LanzaTech HK any rights and goodwill in the Licensed Marks that it may acquire. At no time during or after the term of this Agreement will JV-Company challenge or assist others to challenge the Licensed Marks (except to the extent expressly required by applicable law) or the registration thereof or attempt to register any trademarks or marks or trade names that are confusingly similar to the Licensed Marks. Upon expiration or termination of this Agreement, JV-Company will promptly cease to use all Licensed Marks unless otherwise agreed between JV-Company and LanzaTech HK in writing.

4.3JV-Company Trademarks. LanzaTech HK acknowledges that JV-Company has the right to register and use its own trademarks or marks or trade names in the Licensed Territory in connection with the promotion, marketing and other commercialization of the Exclusive Licensed Business and Non-Exclusive Licensed Business consistent with standard and customary industry practices in the Licensed Territory, so long as JV-Company’s registration and use of such trademarks or marks or trade names do not violate the terms of this Section 4 or any other provision of this Agreement.

5.	Consideration

5.1Consideration for licenses. In consideration for the licenses granted under Section 3.1, JV-Company agrees to comply with all the provisions of this Agreement, and to pay all fees, costs and meet all other requirements set out in this Agreement.

5.2Royalties. JV-Company shall pay to LanzaTech HK according to the following standards:

(a)

Manufactured by JV-Company: If JV-Company independently constructs and operates a Commercial Facility in the name of JV-Company in Beijing territory, JV-Company will pay royalty to LanzaTech HK according to the principles set forth by the Section 5.2 and the formula to be agreed by the Parties at that time.

(b)	Manufactured by a Sublicensee: with respect to any Sublicense granted under Section 3.3:
(i)	for the [***] Commercial Facilities in respect of which JV-Company enters into a Sublicense, a royalty of [***] of all Sublicensing Revenues received by JV-Company from the Sublicensees;
(ii)	for the [***] Commercial Facilities in respect of which JV-Company enters into a Sublicense, a royalty of [***] of all

Sublicensing Revenues received by JV-Company from the Sublicensees;

(iii)	for all other Commercial Facilities, a royalty of [***] of all Sublicensing Revenues received by JV-Company

The Parties acknowledge that the [***] that has a [***] name plate capacity located at [***] that is in existence on the date of this Agreement is within the licensed scope of the right to use the Licensed Subject Matter under the 2011 License Agreement [***] as set out in Section 2, and is deemed not to be a Commercial Facility for the purposes of this Section 5.2(b)(i) to (iii).

5.3Damages and Settlements. If as a result of litigation related to this Agreement financed by JV-Company, against the Sublicensees, any damages, royalties, or other consideration is received by JV-Company, LanzaTech HK shall receive payment from JV-Company in accordance with the royalty provisions of Section 5.2 above of an award of royalties; if as a result of litigation related to this Agreement financed by JV-Company, against any other infringers, any damages or other compensation is received by JV-Company, LanzaTech HK shall receive payment from [***] of such recovery denoted as “damages”, “release” from prior acts, or any other designation not based on the level of infringing sales. JV-Company [***] will not be subject to the payment provisions of this Section 5.3.

5.4Records. JV-Company will keep detailed and accurate records of the JV-Company’s operations necessary to calculate, verify and demonstrate the calculation of the royalty due to LanzaTech HK under this Agreement, and will ensure that each Sublicense Agreement contains a right for JV-Company to obtain, and JV-Company shall obtain detailed and accurate records of Sublicensees’ operations necessary to calculate, verify and demonstrate the calculation of the royalty due to JV-Company under the Sublicense. At LanzaTech HK’s request, JV-Company will furnish copies of such records to LanzaTech HK, including obtaining and furnishing copies of Sublicensees’ records to LanzaTech HK.

5.5Adjustment of royalty rate.

(a)

If from time to time during the Protection Period, LanzaTech HK’s equity shareholding ratio in the JV Company on a fully diluted basis (“Shareholding Ratio”) would fall under 10%, or would fall further below 10%, due to any Subsequent Financing despite whether or not LanzaTech HK participates in such Subsequent Financing, LanzaTech HK shall have the right to request to adjust the royalty rates set forth under Section 5.2.

The Parties agree that the adjustment of the royalty rates shall be made in accordance with the following principle:

After applying the adjusted rates, the aggregate of (i) [***] plus (ii) [***] shall be at least equivalent to the aggregate of (x) [***] plus (y) [***].

For avoidance of doubt, [***].

The JV-Company shall negotiate in good faith with LanzaTech HK and agree the adjustment of the royalty rates within [***] upon receipt of the written request sent by LanzaTech HK under this Section 5.5(a) and the Parties shall enter into an amendment to modify the royalty rates in accordance with Section 14.12 hereunder.

For the purpose of this Section 5.5(a), the “Subsequence Financing” means any further private equity financing JV-Company carried out after [***], by accepting investment by other investors in the form of cash contribution, or otherwise by issuing or agreeing to issue further securities.

(b)

The Parties agree that the right set forth in the above Section 5.5(a) will automatically terminate upon the submission of application of IPO by the JV-Company, the royalty rates which have been adjusted prior to the submission of application of IPO shall continue to apply, unless otherwise agreed by the Parties in writing. If the IPO application is revoked, denied, expires, or is otherwise terminated, the right set forth in the above Section 5.5(a) will automatically resume enforceability.

6.	Diligence

6.1Diligence. Separate from JV-Company’s obligation to pay royalties set out above, JV-Company shall do its [***] to complete the diligence requirements set out in Section 6.2(a) below in connection with the grant of exclusivity set out in Section 3.1(a); while JV-Company shall use its [***] to complete the diligence reequipments set out in Section 6.2(b) below in connection with the grant of license set out in Section 3.1(b).

6.2Minimum Diligence Requirements:

(a)

JV-Company must enter into Sublicenses for at least [***] Commercial Facilities, and [***], or the total design capacity for all Commercial Facilities shall reach [***] in the case of less than [***] Commercial Facilities, before [***].

(b)	JV-Company must enter into Sublicenses for at least [***] Commercial Facilities, and [***] for each before [***].

6.3Remedies.

(a)	In the event that JV-Company fails to complete the diligence requirement set out in Section 6.2(a), the exclusive license granted under Section 3.1(a) shall become non-exclusive license.
(b)

In the event that JV-Company fails to complete the diligence requirement set out in Section 6.2(b), JV-Company’s license to construct new Commercial Facilities and enter into new Sublicenses for Non-Exclusive Licensed Business according to Section 3.1(b) will terminate, but the does not affect JV-Company’s currently existing Sublicense Agreements.

(c)

The Parties agree that Section 6.3(a) and (b) shall automatically terminate upon the submission of IPO filing materials by the JV-Company. If the IPO application is revoked, denied, expires, or is otherwise terminated, the Section 6.3(a) and (b) shall automatically resume enforceability.

(d)

The Parties agree that, if JV-Company completes its IPO but fails to meet the diligence requirements stipulated in Section 6.2(a) before [***], JV-Company shall, starting from [***], pay LanzaTech HK the royalties calculated as if Subleases for [***] Commercial Facilities have been executed. Specifically, JV-Company shall divide [***] by [***] and get [***], provided if such average amount is less than [***], the average amount shall be deemed to be [***]. Then, based such average amount, and according to the rate stipulated in Section 5.2(b), the royalties payable to LanzaTech HK for the current calendar year (the “Payable Royalties”) should be calculated as if [***]. At the end of such year, JV-Company shall pay LanzaTech HK the amount equivalent to the difference between the (i) Payable Royalties and the (ii) the royalties actually received by the LanzaTech HK in such year according to Section 5.2.

The above arrangement will be automatically terminated from the date of: (i) Sublicenses for at least [***] Commercial Facilities have been entered and each Commercial Facility [***], or (ii) the design capacity of all existing Commercial Facilities reaches [***] per year, although the number of sublicensed Commercial Facilities is less than [***].

7.	Special Arrangement regarding [***].

The Parties has executed the [***], under which LanzaTech HK has authorized JV-Company to demonstrate the intellectual property and technology (hereinafter referred to as “[***]”) related to [***].

The Parties hereby confirm that upon compliance with the acceptance criteria for the demonstration of the [***], the Parties shall enter into a license agreement for the commercial use of the [***] in Commercial Facilities, under license terms, license type and charging standard based on relevant clauses in this Agreement.

8.	Reports and Payments

8.1Payment. JV-Company shall pay to LanzaTech HK:

(a)	Royalty calculated in accordance with Section 5.2 within [***] of receipt of the relevant Sublicensing Revenues; and
(b)

Diligence payments payable under Section 6.3(d) within [***] of receipt of invoice and confirmation by the Parties for such payment amount which shall be issued within [***] of the end of the relevant calendar year.

8.2Written Statements. JV-Company shall furnish to LanzaTech HK the following in each case executed by an individual having actual authority to bind JV-Company:

(a)

Not later than [***], JV-Company shall provide LanzaTech HK the financial report certified by JV-Company’s auditors, showing the calculation and the amount of royalty that was due to LanzaTech HK pursuant to Section 8.1 during the preceding calendar year.

(b)

In the event that the amount due to LanzaTech HK in connection with a written statement under Section 8.2(a) exceeded or in LanzaTech HK’s reasonable opinion the amount that is likely to be due for the next calendar year will exceed [***], the Parties will discuss and subject to Section 14.12 agree an alternative written statement and payment period separate from the annual financial report certified by JV-Company’s auditors, with the objective of ensuring that the amount accrued before payment to LanzaTech HK will not exceed [***]. The alternative report and payment period will be deemed to replace Section 8.2(a) with respect to the payment obligation to LanzaTech HK, including for any subsequent operation of this Section 8.2.

8.3Progress Reports. Not later than [***], JV-Company shall furnish to LanzaTech HK a written progress report summarizing JV-Company’s progress towards meeting diligence requirements set out in Section 6 during the [***] ending the preceding [***] (with respect to a [***] written progress report) and [***] (with respect to a [***] written progress report). After the diligence requirements set out in Section 6 are met, such progress reports shall include a description of progress towards any projects or transactions that would implement any of the Licensed Subject Matter.

8.4Late Payments. Payments provided for in this Agreement, shall when overdue, bear interest at a rate per annum equal to [***] p.a. running from the time such payment is due until payment is made to LanzaTech HK.

8.5Non-refundable. All payments made to LanzaTech HK under this Agreement are non-refundable.

8.6Payments. All payments will be made to LanzaTech HK in U.S. dollars, or where the Parties agree in RMB, either by check or wire transfer. If payments are made by wire transfer, such transfers shall be in accordance with the following wire instructions; unless and until written notice is provided by LanzaTech HK of a change in the wire instructions. If JV-Company makes payments to LanzaTech HK by Electronic Funds Transfers, JV-Company shall also provide a written statement to LanzaTech HK as required in Section 8.2, above, along with a statement indicating that payments have been made by Electronic Funds Transfers. Such payments shall be made to the following account:

U.S. dollars

Account name: [***]

Account number: [***]

Bank name: [***]

Location: Hong Kong

BIC: [***]

RMB

Account name: [***]

Account number: [***]

Bank name: [***]

Location: Hong Kong

BIC: [***]

8.7JV-Company shall keep the records referred to in Section 5.3 open to inspection and audit by LanzaTech HK (or its authorized representative) during normal business hours, on [***] notice and LanzaTech HK shall be entitled to take copies of or extracts from them. If such inspection or audit should reveal a discrepancy in the royalties paid from those payable under this Agreement, JV-Company shall [***] pursuant to Section 8.4, and [***]. Such right of inspection of LanzaTech HK shall remain in effect fora period of [***] after the termination of this Agreement.

9.	Representations and Warranties; Warranty Disclaimer

9.1Representations and Warranties. LanzaTech HK represents and warrants as of the Effective Date that (i) it has the right and authority to enter into this Agreement and grant the rights and licenses thereunder; (ii) it or any of its affiliates has not previously granted and will not grant any right, license or interest in the Licensed Subject Matter, or any portion thereof, inconsistent with the rights and licenses granted to JV-Company in this Agreement; (iii) in the event that one or more of the patent applications set out in Exhibit C herein are not granted the patent rights, and/or in the event that one or more granted patents set out in the Licensed IPR expire, the scope and validity of the license provided herein remain unchanged; (iv) to its and its affiliates’ Knowledge there are no threatened or pending claims of third parties that would call into question its right to grant to JV-Company the rights granted in this Agreement; (v) to its and its affiliates’ Knowledge, the practice of the Licensed Subject Matter in accordance with the terms of this Agreement, does not infringe or threaten to infringe the intellectual property rights of any third party, even if one or more of the patent applications set out in Exhibit C herein are not granted the patent rights; (vi) to its and its affiliates’ Knowledge and expectations, there will be no action, suit, proceeding or claim by any third party challenging the validity of any patents within the Licensed Subject Matter if such patent applications are granted the patent rights, and there are no facts which would support any such challenge; (vii) to its and its affiliates’ Knowledge, there are no facts or circumstances that would prevent the Licensed Subject Matter from being used in the conduct of the Exclusive Licensed Business and/or Non-Exclusive Licensed Business; and (viii) it or any of its affiliates has not intentionally omitted any commercialized technology or Intellectual Property Rights from the Licensed Subject Matter that, to its and its affiliates’ Knowledge, would make the operation of the Exclusive Licensed Business and/or Non-Exclusive Licensed Business commercially more successful, and (ix) LanzaTech HK has the right to authorize the free use license of all the relevant patents and proprietary technology owned by LanzaTech HK and its affiliates.

9.2Indemnity. LanzaTech HK shall hold harmless, defend and indemnify JV-Company, its affiliates and their current and former Representatives from and against any and all claims, expenses, damages, losses, costs, and liabilities (including, without limitation, reasonable attorneys’ fees and other costs and expenses of litigation and arbitration) arising out of or relating to any third party action, suit, litigation or arbitration resulting from any material breach by LanzaTech HK of Section 9.1.

9.3Disclaimer of Warranties. EXCEPT AS PROVIDED IN SECTION 9.1 ABOVE, NEITHER PARTY MAKES ANY REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE), WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUBJECT TO THE PROVISIONS AGREED HEREIN, EACH PARTY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

9.4Disclaimer of Liability. None of LanzaTech HK and its affiliates shall have any liability whatsoever to JV-Company, any Sublicensee or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon JV-Company, any Sublicensee or any other person, arising out of or in connection with or resulting from (1) the practice of the Licensed Subject Matter by JV-Company, any Sublicensee or other person or the production, use or sale of any product or apparatus; (2) the use by JV-Company, Sublicensee or other person of any technical information, techniques, or practices disclosed by LanzaTech HK unless expressly agreed otherwise in a binding written agreement; or (3) any advertising or other promotional activities by JV-Company with respect to any of the foregoing.

9.5Indemnity. JV-Company shall indemnify, defend and hold harmless LanzaTech HK, its affiliates and its and their current and former Representatives from and against any claim, liability, cost, expense, damage or loss (including, without limitation, reasonable attorneys’ fees and other costs and expenses of litigation and arbitration) arising out of (a) any material breach by JV-Company of this Agreement, including by any Sublicensee pursuant to Section 3.3 or (b) gross negligence or willful misconduct of JV-Company or the Sublicensee or any of its or their Representatives in connection with this Agreement, including any cause of action relating to any product liability concerning any Product, By-Product or any other product or any service made used or sold by JV-Company or the Sublicensee pursuant to the license or related sublicense granted under this Agreement or permitted Sublicense (as relevant).

9.6Notice of claim. LanzaTech HK shall give JV-Company prompt written notice of any such claim of which it is notified. The failure of LanzaTech HK to provide JV-Company with prompt notice does not relieve JV-Company of its obligation under this Section 9 unless such failure to promptly notify JV-Company causes irreparable harm. In any event, LanzaTech HK, and any indemnified party against whom suit or proceeding is brought, has the right to participate in the defense of any such suit or proceeding through counsel of its own choosing and [***].

9.7Liabilities for breach. Without prejudice to the other available remedies under applicable laws and other clauses of this Agreement, if any Party fails to fulfill any of its obligations under this Agreement (“Breaching Party”), the Breaching Party shall compensate the other Party the damages or losses it incurs or suffers due to breaches by such Breaching Party.

10.	Litigation

10.1Enforcement of Licensed Subject Matter. JV-Company shall promptly notify LanzaTech HK in writing of any infringement or suspected infringement of the Licensed Subject Matter of which JV-Company becomes aware. During the term of this Agreement, LanzaTech HK will have the first right, [***], to enforce and defend the Licensed Subject Matter against any infringement and to recover any type of monetary compensation awarded in any litigation proceedings. If LanzaTech HK fails to enforce or defend the Licensed Subject Matter against such an infringement, as the case may be, within a reasonable period, but regardless does not take [***] initial steps to so enforce or defend within [***] following a written request to do so from JV-Company, then JV-Company will have the right, at its cost, to enforce and defend the Licensed Subject Matter against such infringement in its own name or, if required by law, jointly with LanzaTech HK. If JV-Company enforces or defends the Licensed Subject Matter against such infringement, it will have the right to settle the matter at its discretion and subject to Section 5.3 [***]. Each Party shall reasonably assist the other Party, [***], in connection with the exercise of the other Party’s rights with respect to the enforcement of the Licensed Subject Matter under this Section 10.1.

10.2No Challenges. JV-Company shall not, and procure that the each Sublicensee shall not, institute or actively participate as an adverse party in, or otherwise provide material support to any action, suit, or other proceeding to invalidate the validity of, or limit the scope of any of the Licensed Subject Matter in any event, either in judicial or administrative proceedings or in or out of court negotiation or obtain a ruling that any Licensed Subject Matter claim is unenforceable or not patentable, during the term of this Agreement. This Section 10.2 is a material term of this Agreement.

11.	Confidentiality

11.1Definitions.

(a)

“Confidential Information” shall mean any trade secrets or other information of LanzaTech HK, whether of a technical, business, or other nature (including, without limitation, the Licensed Technology, compositions of matter, business plans, finances, marketing plans, design of plants and facilities, customers, or prospects), that is disclosed by or on behalf of LanzaTech HK to JV-Company during the term of this Agreement and that JV-Company knows or reasonably should have known is confidential, proprietary, or trade secret information of LanzaTech HK. Confidential Information does not include any information that JV-Company can prove: (i) was known to JV-Company prior to receiving the same from LanzaTech HK; (ii) is independently developed by JV-Company without use of or reference to the Confidential Information; (iii) is acquired by JV-Company from another source without restriction as to use or disclosure; or (iv) is or becomes generally available to the public through no fault or action of JV-Company. However, Developed Technology shall be the Confidential Information of LanzaTech HK notwithstanding the provisions of clauses (i) or (ii).

11.2Restricted Use and Nondisclosure.

(a)

General. During and after the term of this Agreement, JV-Company will: (i) use the Confidential Information solely for the purpose for which it is provided; (ii) not disclose the Confidential Information to any third party or unless the third party must access the Confidential Information to perform in accordance with this Agreement and the third party has executed a written agreement that contains terms that are substantially similar to the terms contained in this Section 11 (including in the case of a Sublicensee by including the provision in this Section 11 in the Sublicense), provided that JV-Company shall notify LanzaTech HK prior to any such disclosure; and (iii) protect the Confidential Information from unauthorized use and disclosure to the same extent (but using no less than a reasonable degree of care) that it protects its own information of a similar nature.

(b)

Access Only to Authorized Representatives. JV-Company will restrict access to any Confidential Information to those Representatives and any third party who need to access such Confidential Information in order to perform the Licensed Business in accordance with this Agreement (“Authorized Representatives”) and will restrict access to any Licensed Subject Matter constituting Confidential Information (“Confidential Technical Information”) to its Authorized Representatives who need to access such Confidential Technical Information in order for JV-Company to perform the Licensed Process. The Authorized Representatives may not be current employees, directors, officers, advisors, significant equity holders or independent contractors of any LanzaTech HK competitor and may not have been employees, directors, officers, advisors or independent contractors of any LanzaTech HK competitor during the [***] period prior to becoming an Authorized Representative. JV-Company will advise each Authorized Representative having access to the Confidential Technical Information of JV-Company’s obligations under this Agreement (and in particular its obligations under this Section 11). This Section 11.2(b) is a material term of this Agreement.

11.3Required Disclosure. If JV-Company is required by law to disclose the Confidential Information or the terms of this Agreement, JV-Company shall, subject to applicable law, provide LanzaTech HK with prompt written notice of such requirement before such disclosure and assist LanzaTech HK in obtaining an order protecting the Confidential Information from public disclosure.

11.4Visit / Responsibility / Return of Materials.

(a)

Visit. LanzaTech HK shall have the right, and JV-Company shall ensure that under any Sublicense Agreement JV-Company shall have the right which it will exercise on LanzaTech HK’s direction, upon reasonable notice to JV-Company or Sublicensee and subject to no harm to the interests of JV-Company or Sublicensee (as the case may be), for LanzaTech HK to visit the relevant site (i) to verify compliance with the provisions of this Section 11; and/or (ii) to familiarize potential customers of LanzaTech HK with the Licensed Subject Matter at the site. In connection therewith, LanzaTech HK agrees to comply with, and to ensure that any potential customer complies with, JV-Company’s or Sublicensee’s reasonable visitor policies as relevant.

(b)

Responsibility. JV-Company shall be fully responsible for the conduct of its Representatives who may in any way breach this Section 11. JV-Company agrees to notify LanzaTech HK promptly in the event of any breach of its security under conditions in which it would appear that the trade secrets represented by any Confidential Technical Information or Highly Confidential Information were prejudiced or exposed to loss. JV-Company shall, upon request of LanzaTech HK, take all other reasonable steps necessary to recover any compromised Confidential Information disclosed to or placed in the possession of JV-Company by virtue of this Agreement. The cost of taking such steps shall be borne by JV-Company.

(c)

Return of Materials. Immediately upon the termination or expiration of this Agreement, or upon earlier request, JV-Company will deliver to LanzaTech HK all Confidential Information that JV-Company may have in its possession or control.

11.5Confidentiality of Agreement. The terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed by JV-Company to any third party, except (a) with LanzaTech HK’s consent; (b) as may be required by law or regulation or in connection with public offerings or securities filings; (c) in confidence, to JV-Company’s legal counsel, accountants, investors and financial advisors; and (d) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement.

11.6Injunctive Relief. JV-Company acknowledges that any breach of any of its obligations with respect to confidentiality or use of Confidential Information hereunder is likely to cause or threaten irreparable harm to LanzaTech HK and, accordingly, JV-Company agrees that in such event LanzaTech HK shall be entitled to protect its interest therein, including, but not limited to, preliminary and permanent injunctive relief, as well as any legal remedies.

11.7Existing Obligations. The obligations in this Section 11 are in addition to, and supplement, each Party’s obligations of confidentiality under any nondisclosure or other agreement between the Parties.

12.	Term and Termination

12.1Term. This Agreement will continue in effect until the earlier of (a) the date the final Licensed IPR expires or terminates, (b) the date the last Commercial Facility is permanently decommissioned and (c) termination of this Agreement in accordance with Section 12.2 hereof.

12.2Termination. This Agreement shall terminate early on the occurrence of any of the following:

(a)	the dissolution or liquidation of JV-Company;
(b)	if JV-Company:
(i)	breaches Section 10.2;
(ii)	breaches Section 11 that causes LanzaTech HK or its affiliates material damage; or
(iii)

breaches Section 5.2 that causes LanzaTech HK to not receive an aggregate amount equal to (a) [***] due to LanzaTech HK under this Agreement, as reasonably calculated by LanzaTech HK for the previous [***], or (b) [***] (whichever is lower), for a period of [***],

LanzaTech HK may terminate this Agreement by giving Notice of Default by personal delivery, telefax, electronic mail transmission or by United States mail, express mail, or courier service, with postage or fees prepaid, to the JV-Company, specifying the basis for default. Notice by personal delivery, telefax or electronic mail is deemed to have been given when delivered or transmitted. Notice sent by U.S. mail, express mail or courier service is deemed to have been given when mailed. If within sixty (60) days after the receipt of such Notice of Default, JV-Company shall remedy the condition forming the basis for default, this Agreement shall continue in full force. If, however, the default is not cured within this sixty (60) day period, or (if more than sixty (60) days are required and JV-Company has actively taken remedial measures for the initial sixty (60) days) within a longer reasonable period given the remedial measures necessary, then this license shall finally terminate and JV-Company shall be required to thereafter discontinue the practice and use of the Licensed Subject Matter.

12.3Effects of Termination or Expiration. If this Agreement expires or is terminated for 11.2(a)or 11.2(b):

(a)	all liabilities accrued prior to the effective date of the termination will survive;
(b)	JV-Company’s licenses under the Licensed Subject Matter will cease immediately and all such licenses shall revert to LanzaTech HK;
(c)

Any sublicenses granted by JV-Company in accordance with Section 3.3 prior to the date this Agreement is terminated will survive termination of this Agreement in full force and effect, subject to their respective terms. Those portions of the Sublicense that relate to the sublicense of the Licensed IPR and Licensed Technology and the rights to enforce obligations flowed down from this Agreement including the right to receive Sublicensing Revenues will be assigned to LanzaTech HK, and all remaining rights and obligations of JV-Company under such Sublicenses will remain with JV-Company or be assigned to a third party at the JV-Company’s discretion.

(d)

JV-Company will immediately return to LanzaTech HK all LanzaTech HK materials in its possession, including embodiments of Licensed Subject Matter; Except for the need to be retained by JV-Company in order to maintain the effectiveness of the sublicense prior to termination.

(e)

Sections 3.4 (Developed Technology), 5 (Consideration), 11 (Confidentiality), 13 (Settlement of Disputes; Governing Law), 14 (General) and this Section 12.3 shall survive any expiration or termination of this Agreement;

(f)	Within [***] JV-Company shall furnish final reports containing the information set out in Sections 8.2 and 8.3 and payment of any unpaid royalties in accordance with Sections 5 and 8; and

12.4If this Agreement is for any reason terminated before all of the payments required to be made by JV-Company as set out herein have been made to LanzaTech HK, JV-Company shall immediately pay to LanzaTech HK any unpaid amounts due as of the date of such termination even though the due dates provided in Section 8.2 may not have been reached.

12.5JV-Company’s Call Option.

(a)

Subject to the precondition under Section 12.5(b) below, if LanzaTech HK enters liquidation and as a result this Agreement is terminated, JV-Company will be granted an option to call for an assignment of patents that are Licensed IPR at that time, on the condition that LanzaTech HK (or LanzaTech HK’s successor entity) first receives a written irrevocable, non-exclusive, royalty-free, sub-licensable license from JV-Company for the surviving term that such patents are validly granted.

(b)

The call option right granted to JV-Company under Section 12.5(a) shall become effective upon the submission of IPO filing materials by the JV-Company. If the IPO application is revoked, denied, expires, or is otherwise terminated, the call option right granted under Section 12.5 (a) shall automatically terminate and become void.

13.	Settlement of Disputes; Governing Law

13.1Consultation. The Parties shall make an effort in good faith to amicably settle through consultation between the Parties any dispute or difference arising out of or in connection with this Agreement or its Exhibits, including any question regarding the existence, validity or termination of the Agreement. The Parties agree to engage in such consultation in good faith for at least [***]. An attempt to arrive at a settlement through consultation shall be deemed to have failed as soon as one of the Parties to this Agreement so notifies the other Party in writing after the expiration of the [***] minimum consultation period.

13.2Arbitration. Except for the right of the Parties to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other relief to preserve the status quo or prevent irreparable harm, any dispute as to the interpretation, enforcement, breach, or termination of this Agreement that the Parties are unable to resolve through consultation will be settled by binding arbitration in Hong Kong under the Hong Kong International Arbitration Centre (“HKIAC”) Procedures for the Administration of International Arbitration in force at the time of arbitration (the “Rules”) by one arbitrator appointed in accordance with the Rules. Judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction for judicial recognition and an order of enforcement. The prevailing Party will be entitled to receive from the other Party its attorneys’ fees and costs incurred in connection with any arbitration. The arbitration will be conducted in Chinese and English. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending or in process, the Parties will continue to comply with the terms and provisions of this Agreement that are not the subject of the arbitration proceeding.

13.3Governing Law. The validity, interpretation and implementation of and all issues related to this Agreement shall be governed by the Laws and Regulations of China.

13.4Injunctive Relief. Notwithstanding anything in this Section 13 to the contrary, each Party shall have the right to apply to any court of competent jurisdiction for appropriate interim or provisional relief, as necessary to protect the rights or property of that Party.

14.	General

14.1Third Party Technologies. The obligations of LanzaTech HK and the rights of JV-Company under this Agreement shall be subject to, and limited by, any agreements pursuant to which LanzaTech HK acquired or licensed the Licensed Subject Matter.

14.2Negative Covenant. JV-Company covenants that it will not use or practice any of the Licensed Subject Matter except for the purposes expressly permitted in the applicable license granted hereunder. LanzaTech HK covenants that the representations and warranties about the Intellectual Property Rights License in this agreement are authentic and feasible.

14.3Limitation of Liability. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, NEITHER PARTY SHALL, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT. THE LIMITATIONS IN THE FOREGOING SENTENCE SHALL NOT APPLY TO DAMAGES ARISING OUT OF A PARTY’S BREACH OF ITS OBLIGATIONS UNDER SECTION 11 (CONFIDENTIALITY) OF THIS AGREEMENT BUT SUCH DAMAGES SHALL BE UP TO AN AMOUNT EQUAL TO [***], WHICHEVER IS THE GREATER. NEITHER PARTY SHALL BE LIABLE TO ANY THIRD PARTY AS A RESULT OF THIS AGREEMENT.

14.4Further Assurances. The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

14.5Assignment. Neither Party may assign its rights, duties, or obligations under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld or delayed, except that a Party may assign this Agreement without consent to an affiliate, if the assignee agrees in writing to fulfill such Party’s obligations under this Agreement. This Agreement will bind the Parties’ permitted successors and assigns. Any attempt by a Party to transfer its rights, duties, or obligations under this Agreement except as expressly provided in this Agreement shall be null and void.

14.6Notices. Any notice required to be given by a Party hereto to the other Party shall be deemed validly served by hand delivery or by telefax or by prepaid registered letter or by a recognized courier service sent to its address or facsimile number given herein or such other address or facsimile number as may from time to time be notified for this purpose. The initial addresses and telefax numbers of the Parties are:

To JV-Company:

Attn: Risk Control Director

Room 1601-6, 16th Floor, Building

No.1, Tianshunzhuang North Road, Shijingshan District /

Beijing 100000

China

[***]

To LanzaTech Hong Kong Limited:

Attn: General Counsel

8045 Lamon Avenue, Suite 400

Skokie

Illinois 60077

USA

[***]

Any such notice or communication shall be deemed to have been received: (a) if delivered by hand, at the time of delivery; (b) if posted by prepaid ordinary mail, at the expiration of three (3) days after the envelope containing the same shall have been put into the post; (c) if sent by facsimile, upon the receipt by the sender of the transmission report indicating that the notice or communication has been sent in full to the recipient’s facsimile machine, or such other similar medium of receipt; or (d) if sent by courier, at the expiration of two (2) days after the package containing the same shall have been received by the relevant courier company. In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as a prepaid ordinary mail letter or that the facsimile confirmation note indicates the transmission was successful, or, as the case may be, the package containing such notice or document was properly addressed and sent to the relevant courier company.

14.7Waiver. The waiver by a Party of any breach of any provision of this Agreement does not waive any other breach by the same breaching party or any breach by the remaining non-breaching party. The failure of any Party to insist on strict performance of any covenant or obligation in accordance with this Agreement as to any other party will not be a waiver of the waiving Party’s rights to demand strict compliance of the same covenant or obligation from any remaining parties or strict compliance in the future from all counterparties, nor will the same be construed as a novation of this Agreement.

14.8Severability. Should an individual provision or clause of this Agreement be held invalid or unenforceable, the remainder of this Agreement shall remain in force, and the Parties shall use their best efforts to arrive at a new provision or clause consistent with the overall intent and objectives of this Agreement and which, in terms of its economic result, corresponds to the invalid provision. Should a Party or its affiliates attempt to challenge the validity or enforceability of any provision of this Agreement, such Party shall be deemed to be in material breach of this Agreement; provided, however, that neither Party shall be deemed to be in material breach of this Agreement as a result of proposing alternate interpretations of particular provisions of this Agreement or as a result of assisting any governmental agency with respect to any investigation or challenge of a provision of this Agreement, provided further that such investigation or challenge was instigated by such governmental agency prior to its receipt of any assistance or information from such Party.

14.9Force Majeure. Neither Party is liable for its failure or delay to perform its obligations (other than payments) under the Agreement due to strikes, wars, failure of suppliers or manufacturers, revolutions, acts of terrorism, fires, floods, explosions, earthquakes, shortages in labor, components or materials, government regulations, or other causes beyond its reasonable control.

14.10Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof. In the event of a conflict between the 2011 License Agreement and the rights and obligations provided for under this Agreement, the rights and obligations under this Agreement will take priority. Other than LanzaTech HK and JV-Company and as expressly set out in this Agreement, this Agreement does not give rise to any rights for any other person to enforce any term of this Agreement.

14.11Language. This Agreement is written in both English and Chinese. Both versions equally carry the force of law. Any notices, emails, telefaxes or other written communication between the Parties pursuant to this Agreement shall be in English or Chinese; provided that if such letters, emails, telefaxes or other written communication received by one Party from the other Party is only in Chinese or English, the receiving Party, upon request, shall be promptly be reimbursed for the reasonable cost of translating any such written communications into English or Chinese, unless expressly agreed otherwise in writing by the Parties. In case of inconsistency between Chinese and English, the Chinese version shall prevail.

14.12Amendments. Amendments to this Agreement must be in writing and signed by the duly authorized officers of both Parties.

[The remainder of this page left blank intentionally; signature page follows.]

Signature Page to 2021 Intellectual Property Rights License Agreement

IN WITNESS WHEREOF, the parties hereto acknowledge that they have read this Agreement, including the Exhibits, understand them and agree to be bound by their terms and conditions.

“LanzaTech HK”		“JV-Company”
LanzaTech Hong Kong Limited		Beijing Shougang LanzaTech New Energy
Technology Company Ltd.

Name:	Jennifer Holmgren	Name:	Authorized Signatory
Title:	CEO	Title:	General Manager
Signature:	/s/Jennifer Holmgren	Signature:	/s/ Authorized Signatory
Date:	September 6, 2021	Date:	September 22, 2021